EXHIBIT 23






                                FIRSTENERGY CORP.

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-48587, 333-102074 and 333-103865) and Form S-8
(Nos.  333-48651,   333-56094,   333-58279,   333-67798,  333-72764,  333-72766,
333-72768,  333-75985,  333-81183,  333-89356,  333-101472  and  333-110662)  of
FirstEnergy Corp. of our report dated February 25, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2004 relating to the financial statement schedules, which appear in this Form 10-K.





PricewaterhouseCoopers LLP

Cleveland, Ohio
March 11, 2004

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